Nerium Biotechnology, Inc.

EXHIBIT 32.1

SARBANES-OXLEY SECTION 906 CERTIFICATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER  PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dennis R. Knocke certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q for the period ended June 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Nerium Biotechnology, Inc.

Dated: August 27, 2012

/s/ Dennis R. Knocke
Dennis R. Knocke
President, Chief Executive Officer